Exhibit 99.1

MRC Global  Announces Fourth  Quarter and Full Year 2015

Earnings  Release and  Conference  Call  Schedule

HOUSTON, TX – January 7, 2016 – MRC Global Inc. (NYSE: MRC) announced today that it will release its fourth quarter and full year 2015 results on Monday, February 22, 2016 after the market closes.  In conjunction with the release, the Company has scheduled a conference call, which will be broadcast live over the Internet, for Tuesday, February 23, 2016 at 10:00 a.m. Eastern / 9:00 a.m. Central.

What:MRC Global Fourth Quarter and Full Year 2015 Earnings Conference Call

When:Tuesday, February 23, 2016 at 10:00 a.m. Eastern / 9:00 a.m. Central

How:Live via phone -- By dialing 412-902-0003 and asking for the MRC Global call at least 10 minutes prior to the start time, or live over the Internet -- By logging onto the web at the address below

Where:http://www.mrcglobal.com

For those who cannot listen to the live call, a replay will be available through March 8, 2016 and can be accessed by dialing 201-612-7415 and using pass code 13627595#.  Also, an archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global, a Fortune 500 company, is the largest global distributor, based on sales, of pipe, valves, and fittings (PVF) and related products and services to the energy industry and supplies these products and services across each of the upstream, midstream and downstream sectors. More information about MRC Global can be found on our website mrcglobal.com.

Contact:
Monica Broughton Investor Relations MRC Global Inc. Monica.Broughton@mrcglobal.com 832-308-2847

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